      As filed with the Securities and Exchange Commission on June 12, 1998

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ---------------------------

                       VALUE CITY DEPARTMENT STORES, INC.
             (Exact name of Registrant as specified in its charter)

              Ohio                               5331                        31-1322832
  (State or other jurisdiction       (Primary Standard Industrial         (I.R.S. Employer
of incorporation or organization)     Classification Code Number)        Identification No.)

                           ---------------------------

                              3241 Westerville Road
                              Columbus, Ohio 43224
                                  (614)471-4722
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           ---------------------------

                                Martin P. Doolan
                      President and Chief Executive Officer
                       Value City Department Stores, Inc.
                              3241 Westerville Road
                              Columbus, Ohio 43224
                                  (614)471-4722

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ---------------------------

                          Copies of Correspondence to:
                                Neil Bulman, Esq.
                         Porter, Wright, Morris & Arthur
                              41 South High Street
                              Columbus, Ohio 43215
                                 (614) 227-2219
                              (614) 227-4492 (fax)
                            nbulman@porterwright.com

                           ---------------------------

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the Effective Date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                         CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                       Proposed Maximum      Proposed Maximum       Amount of
     Title of Each Class of           Amount to be      Offering Price      Aggregate Offering     Registration
  Securities to be Registered          Registered         Per Share*              Price*               Fee*
---------------------------------------------------------------------------------------------------------------
Common stock, without par value........  640,000           $18.125             $11,600,000            $3,422
================================================================================================================

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average high and low prices of the Common Stock as reported on the Nasdaq National Market on June 8, 1998.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                   SUBJECT TO COMPLETION, DATED JUNE 12, 1998

PROSPECTUS

                                 640,000 SHARES

                       VALUE CITY DEPARTMENT STORES, INC.

                                  COMMON STOCK


                      ------------------------------------



         All of the 640,000 shares of common stock, without par value (the "Common Stock"), of Value City Department Stores, Inc. (the "Company") offered hereby (the "Shares") may be offered for sale from time to time by and for the account of certain shareholders of the Company (collectively, the "Selling Shareholders") as more fully described herein. The Company will not receive any proceeds from the sale of Shares offered hereby by the Selling Shareholders. See "Use of Proceeds," "Selling Shareholders," and "Plan of Distribution."

         The Common Stock is listed on the New York Stock Exchange under the symbol "VCD." On June 11, 1998, the closing price per share of the Common Stock on the New York Stock Exchange was $19.00.

         This Prospectus relates to 640,000 shares of Common Stock which have been gifted to the Selling Shareholders (each a charitable foundation) by Schottenstein Stores Corporation. The Selling Shareholders, directly, through agents designated from time to time, or through broker-dealers or underwriters also to be designated, may sell the Shares, jointly or severally, from time to time on terms to be determined at the time of sale. To the extent required, the specific Shares to be sold, public offering price, the names of any such agent, broker-dealer, or underwriter and any applicable commission or discount will be set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"). See "Selling Shareholders" and "Plan of Distribution." The Selling Shareholders, jointly and severally, reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the Shares to be made in the manner set forth above.


                      ------------------------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                      ------------------------------------


                                  June __, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements, and other information filed by the Company can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the public reference facilities of the regional offices of the Commission at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. The public may obtain information on the operation of the Public Conference Room by call the Commission at 1-800-SEC-0330. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the rules and regulations of the Commission. Such materials may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

         The Company has filed with the Commission under the Securities Act, and the rules and regulations thereunder, a Registration Statement on Form S-3, as it may be amended (the "Registration Statement"), with respect to the Shares offered hereby. This Prospectus does not contain all of the information contained in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which reference is hereby made. Any statements contained herein or in any document incorporated by reference herein concerning the provisions of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or other document, each such statement being qualified in its entirety by such reference. The Registration Statement (and exhibits thereto) should be available for inspection at the offices of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates. Such materials may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

                      INFORMATION INCORPORATED BY REFERENCE

         The following documents previously filed with the Commission by the Company pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act are hereby incorporated herein by reference: (1) Report on Form 10-K (filed October 31,
1997) for the year ended August 2, 1997; (2) Quarterly Report on Form 10-Q (filed December 16, 1997) for the quarter ended November 1, 1997, Quarterly Report on Form 10-Q (filed March 17, 1998) for the quarter ended January 31, 1998, Quarterly Report on Form 10-Q (filed June 12, 1998) for the quarter ended May 2, 1998; and (3) Proxy Statement and Amendment thereto, for the Annual Meeting of Shareholders held on December 2, 1997 (filed on October 31, 1997 and November 5, 1997, respectively).

         In addition, the description of the Common Stock which is contained in the Company's Form 8-A filed with the Commission on April 29, 1991 pursuant to
Section 12 of the Exchange Act, as the same may be updated in any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference.

         All documents filed by the Company, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company shall promptly furnish, without charge, a copy of any and all of the information that has been incorporated by reference in the Prospectus upon the written or oral request of any potential investor to the Company:
Attention: Robert M. Wysinski, Senior Vice President, Chief Financial Officer, Treasurer, and Secretary, 3241 Westerville Road, Columbus, Ohio 43224; (614) 471-4722.

                                   THE COMPANY

         The Company currently operates a chain of 95 department stores located in Ohio and 14 other Midwestern, Eastern and Southern states, principally under the name "Value City" as well as 43 DSW Shoe Warehouse stores and 4 Crown shoe stores throughout the United States. For over 80 years, the Company's strategy has been to provide exceptional value by offering a broad selection of brand name merchandise at prices substantially below conventional retail prices. The stores carry men's, women's and children's apparel, housewares, giftware, home furnishings, toys, sporting goods, jewelry, shoes and health and beauty aids, with apparel comprising over 60% of total sales. The Company operates large stores, averaging 86,000 square feet, which allow it to offer over 90,000 different items of merchandise similar to the items found in department, specialty and discount stores. The DSW Shoe Warehouse offers a similar concept of off price, brand name shoes in an upscale environment. The stores average 20,000 square feet with 25,000 to 50,000 pairs of womens' and mens' designer brand shoes per store.

         The Company's pricing strategy is supported by its ability to purchase large quantities of goods in a variety of special buying opportunities. For many years, the Company has also had a reputation in the marketplace as a leading purchaser of buy-outs and manufacturers' closeouts.

                                 USE OF PROCEEDS

         The proceeds from the sale of the Shares offered hereby are solely for the account of the Selling Shareholders. Accordingly, the Company will not receive any of the proceeds from the sale of Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         Each of the Selling Shareholders is a private non-profit charitable foundation. The sole members, trustees and officers of the Jay and Jean Schottenstein Foundation are Saul, Geraldine and Jay Schottenstein, each a director of the Company. Each of the remaining Selling Shareholders also have trustees and officers which consist of at least one of the following persons:
Jay Schottenstein, Geraldine Schottenstein, Jon Diamond and/or Ari Deshe, each a director of the Company.

         The Selling Shareholders are shareholders of the Company because of gifts made to the Selling Shareholders by Schottenstein Stores Corporation. Schottenstein Stores Corporation owns approximately 58% of the outstanding Common Stock of the Company. Schottenstein Stores Corporation intends to make additional contributions of its shares of Common Stock of the Company to the Selling Shareholders in the future, and the Company may file additional registration statements on behalf of the Selling Shareholders to permit them to publicly offer and sell any such additional shares.

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock by each Selling Shareholder on June 5, 1998.

                                 Before the Offering                         After the Offering
                              --------------------------      Shares     --------------------------
                              Number of      Percentage        Being     Number of      Percentage
                               Shares       of Class (1)      Offered     Shares       of Class (1)
                              ---------     ------------      -------    ---------     ------------
Jay and Jean
Schottenstein Foundation       263,192           *            263,192         0              0%

Ann and Ari Deshe
Foundation                     144,948           *            144,948         0              0%

Jon and Susan Diamond
Family Foundation              144,948           *            144,948         0              0%

Lori Schottenstein
Foundation #2                   86,912           *             86,912         0              0%

-----------------------
(1) "Percentage of Class" is calculated by dividing the number of shares beneficially owned by 32,130,765, the total number of outstanding shares of the Company on June 5, 1998.

*        Less than 1%

                              PLAN OF DISTRIBUTION

     The Shares covered hereby may be offered and sold from time to time by the Selling Shareholders or by pledgees, donees, transferees, and other successors in interest. The Selling Shareholders will act independent of the Company in making decisions with respect to the timing, manner, and size of each sale. To the Company's knowledge, no Selling Shareholder has entered into any agreement, arrangement, or understanding with any particular brokers or market makers that will participate in the offering.

     The Selling Shareholders may sell Shares in any of the following transactions: (i) through broker-dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the Shares by the Selling Shareholders may be effected from time to time in one or more transactions in the over-the-counter market, on the New York Stock Exchange, or in privately negotiated transactions at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     In connection with the distribution of the Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares registered hereunder in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders may also sell shares short and redeliver the Shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this Prospectus. The Selling Shareholders may also loan or pledge the Shares registered hereunder to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may effect sales of the pledged Shares pursuant to this Prospectus.

     At the time a particular offer is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the aggregate number of Shares being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers, or agents, any commissions, discounts, or concessions and other items constituting compensation from the Selling Stockholders and any commissions, discounts, or concessions allowed or repaid to broker-dealers.

                                     EXPERTS

     The financial statements and the related financial statement schedules incorporated in this Prospectus and Registration Statement by reference from the Company's Annual Report on Form 10-K for fiscal year ended August 2, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated by reference and has been so incorporated in reliance upon reports of such firm given upon their authority as experts in accounting and auditing.

     The financial statements incorporated in this Prospectus and Registration Statement by reference from the Company's Annual Report on Form 10-K for fiscal year ended August 2, 1997 for the fiscal year as of and for the year ended August 3, 1996, and for the fiscal year ended July 29, 1995, have been audited by Coopers &Lybrand LLP, independent auditors, as stated in their report which is incorporated by reference and have been so incorporated in reliance upon reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL OPINION

     The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Porter, Wright, Morris & Arthur, Columbus, Ohio.

================================================================================
--------------------------------------------------------------------------------


NO DEALER, SALESPERSON, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING SHAREHOLDERS OR ANY UNDERWRITER, DEALER, OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                           ---------------------------


                                TABLE OF CONTENTS

                                                                PAGE
                                                                ----
                    Available Information ....................    2
                    Information Incorporated By Reference ....    2
                    The Company ..............................    3
                    Use of Proceeds ..........................    3
                    Selling Shareholders .....................    3
                    Plan of Distribution .....................    4
                    Experts ..................................    4
                    Legal Matters ............................    4


--------------------------------------------------------------------------------
================================================================================

================================================================================
--------------------------------------------------------------------------------


                                 640,000 SHARES



                              VALUE CITY DEPARTMENT
                                  STORES, INC.


                                  COMMON STOCK




                           ---------------------------

                                   PROSPECTUS

                           ---------------------------




                                 JUNE __, 1998


--------------------------------------------------------------------------------
================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions, if any. All amounts shown are estimates, except the SEC registration fee:

         SEC registration fee.....................................  $ 3,422.00
         Printing and engraving fee...............................    2,000.00*
         Legal fees and expenses..................................   10,000.00*
         Accounting fees and expenses.............................   10,000.00*
         Miscellaneous fees and expenses..........................    1,578.00*

                  Total...........................................  $27,000.00
         *Estimated

All the costs identified above will be paid by the Selling Shareholders.

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Ohio General Corporation Law, Article SEVENTH of the Registrant's Amended and Restated Articles of Incorporation provides that a director, officer, incorporator, or any former officer or director of the Registrant shall be indemnified by the Registrant to the fullest extent permitted by the Ohio General Corporation Law.

         Indemnification of directors, officers, employees and agents is required under Section 1701.13 of the Ohio General Corporation Law in those cases where the person to be indemnified has been successful on the merits or otherwise in defense of a lawsuit. Indemnification is permitted in third party actions where the indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and in criminal actions where he had no reasonable cause to believe his conduct was unlawful. Indemnification is also permitted in lawsuits brought by or on behalf of the corporation if the standards of conduct described above are met, except that no indemnification is permitted in respect to any matter in which the person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless a court shall determine that indemnification is fair and reasonable in view of all the circumstances of the case. In cases where indemnification is permissive, a determination as to whether the person met the applicable standard of conduct must be made either by the court, disinterested directors, by independent legal counsel, or by the shareholders. Such indemnification rights are specifically not deemed to be exclusive of other rights of indemnification by agreement or otherwise and the corporation is authorized to advance expenses incurred prior to the final disposition of a matter upon receipt of an undertaking to repay such amounts on a determination that indemnification was not permitted in the circumstances of the case.

         Under Section 1701.13 of the Ohio General Corporation Law, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while serving in such capacity, is or was at the request of the corporation, a director, officer, employee or agent of another corporation or legal entity or of an employee benefit plan, against liability asserted against or incurred by such person in any such capacity whether or not the corporation would have the power to provide indemnity under Section 1701.13 of the Ohio General Corporation Law. The Registrant has purchased directors' and officers' liability insurance.

         The above discussion of the Registrant's Articles and of Section 1701.13 of the Ohio General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by such Articles of Incorporation and statute.

ITEM 16.          EXHIBITS.

      EXHIBIT                                EXHIBIT
      NUMBER                               DESCRIPTION
      ------                               -----------

         5     *     Opinion of Porter, Wright, Morris & Arthur regarding
                     legality.

       23(a)         Consent of Porter, Wright, Morris & Arthur (included in
                     Exhibit 5).

       23(b)   *     Consent of Deloitte & Touche LLP.

       23(c)   *     Consent of Coopers & Lybrand LLP.

        24     *     Powers of Attorney.

------------------------

     *      Filed with this report.

ITEM 17.          UNDERTAKINGS.

         The undersigned Registrant hereby undertakes: (1) to file during any period in which offers or sales are being made, a post effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume or securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on June 11, 1998.

                                         VALUE CITY DEPARTMENT STORES, INC.

                                         By:  /s/ Martin P. Doolan
                                             -----------------------------------
                                             Martin P. Doolan, President and CEO

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                            TITLE                                DATE
       ---------                            -----                                ----
  *Jay L. Schottenstein           Chairman of the Board                      June 11, 1998
---------------------------
Jay L. Schottenstein


  *Saul Schottenstein             Vice Chairman of the Board                 June 11, 1998
---------------------------       of Directors
Saul Schottenstein


  /s/ Martin P. Doolan            President, Chief Executive Officer         June 11, 1998
---------------------------       and Director
Martin P. Doolan


/s/ Robert M. Wysinski            Senior Vice President, Treasurer,          June 11, 1998
---------------------------       Secretary (Principal Financial Officer)
Robert M. Wysinski


  *Richard L. Walters             Controller, Assistant Treasurer, and       June 11, 1998
---------------------------       Assistant Secretary
Richard L. Walters                (Principal Accounting Officer)


  *Geraldine Schottenstein        Director                                   June 11, 1998
---------------------------
Geraldine Schottenstein


  *Jon P. Diamond                 Director                                   June 11, 1998
---------------------------
Jon P. Diamond


  *Richard Gurian                 Director                                   June 11, 1998
---------------------------
Richard Gurian

  *Robert L. Shook                Director                                   June 11, 1998
---------------------------
Robert L. Shook


  *Ari Deshe                      Director                                   June 11, 1998
---------------------------
Ari Deshe


*By:  /s/ Robert M. Wysinski
     ------------------------------------
     Robert M. Wysinski, attorney-in-fact
      for each of the persons indicated